AMENDMENT TO AGREEMENT

THIS AMENDMENT TO AGREEMENT (this “Amendment”) effective this 2nd day of August, 2013, by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY, GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK, formerly known as FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (collectively the “Insurance Company”), and GREAT-WEST FUNDS, INC., formerly known as MAXIM SERIES FUND, INC. (the “Fund”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Insurance Company and the Fund are parties to an Agreement dated November 1, 1999, as amended (the “Agreement”), which permits the Insurance Company to purchase shares of the series of the Fund on behalf of the Accounts to fund certain variable life contracts; and

WHEREAS, the Insurance Company and the Fund desire to add additional variable life separate accounts of the Insurance Company to the Agreement; and

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Insurance Company and the Fund hereby amend the Agreement as follows:

1.	All references to the “Contracts” now include both registered variable life and variable annuity contracts supported by the Accounts.

2.	All references to the “Account” now include the COLI VUL-10 Series Account, COLI VUL-13 Series Account and the COLI VUL-14 Series Account of Great-West Life & Annuity Insurance Company.

3.	Schedule A is hereby deleted in its entirety and replaced with Schedule A attached hereto.

4.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

5.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

6.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment this 2nd day of August, 2013.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:       /s/ Ron Laeyendecker

Title:    Senior Vice President

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK

By:       /s/ Susan Gile

Title:    V. P., Individual Markets

GREAT-WEST FUNDS, INC.

By:       /s/ Mary Maiers

Title:    Treasurer

SCHEDULE A

Accounts

COLI VUL-1 (Great-West Life & Annuity Insurance Company of New York (“GWLA-NY”))

COLI VUL-2 Series Account (GWL&A)

COLI VUL-2 Series Account (GWL&A-NY)

COLI VUL-3 Series Account (GWL&A-NY)

COLI VUL-4 Series Account (GWL&A)

COLI VUL-4 Series Account (GWL&A-NY)

COLI VUL-7 (GWL&A)

COLI VUL-10 (GWL&A)

COLI VUL-13 (GWL&A)

COLI VUL-14 (GWL&A)

Variable Annuity-2 Series Account (GWL&A)

Trillium Variable Annuity Account (GWL&A)

Prestige Variable Life Account (GWL&A)